UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2015

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 13, 2015, Lennox Industries Inc. (“Lennox”), LPAC Corp. (“LPAC”), and Lennox International Inc. (the “Company”), entered into an amendment (“the Amendment”) to the Amended and Restated Receivables Purchase Agreement, initially dated as of November 18, 2011 (as amended and restated, the “Receivables Agreement”), with Victory Receivables Corporation, as Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Administrative Agent, a Liquidity Bank and a Purchaser Agent, and PNC Bank, National Association (“PNC Bank”), as a Liquidity Bank and a Purchaser Agent.

Pursuant to the Amendment, the term of the Receivables Agreement was extended to November 13, 2017 and PNC Bank assigned to BTMU all of PNC Bank’s rights and obligations under the Receivables Agreement. Additionally, pursuant to the Amendment, the BTMU Purchase Group Limit under the Receivables Agreement was increased to $180,000,000 and $220,000,000 from $90,000,000 and $110,000,000 and the PNC Purchase Group Limit was reduced to $0 from $90,000,000 and $110,000,000.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of Amendment, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 4 to Amended and Restated Receivables Purchase Agreement among LPAC Corp., as the Seller, Lennox Industries Inc., as the Master Servicer, Victory Receivables Corporation, as Purchaser, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent, a Liquidity Bank and a Purchaser Agent, and PNC Bank, National Association, as a Liquidity Bank and a Purchaser Agent, effective as of November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ James Markey
Name:	James Markey
Title:	Assistant Secretary
Date:	November 18, 2015

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